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                                                                EXHIBIT 10.13


                           FIRST FEDERAL OF MICHIGAN
                        MANAGEMENT INCENTIVE AWARD PLAN

              (As Amended and Restated Effective January 1, 1995)

         WHEREAS, FIRST FEDERAL OF MICHIGAN, a corporation having its principal offices in the City of Detroit, Michigan (hereinafter referred to as the "Association") established an incentive plan for certain Management Officers of the Association effective January 1, 1976; and

         WHEREAS, the Association amended and restated such Plan effective December 1, 1984, further amended and restated such Plan effective January 1, 1986, adopted a First Amendment to the Plan as amended and restated effective January 1, 1988, and further amended and restated such Plan in order to reflect the reorganization and the establishment of FirstFed Michigan Corporation ("FirstFed Michigan") as the sole owner of all of the Association's common stock, effective as of May 1, 1989; and

         WHEREAS, FirstFed Michigan has entered into an Agreement and Plan of Merger (the "Merger Agreement") with Charter One Financial, Inc. ("Charter One"); and

         WHEREAS, the Association deems it desirable to further amend and restate the Plan to reflect the terms of the Merger Agreement and to terminate the Plan as of the effective date of the Merger between FirstFed Michigan and Charter One.

         NOW, THEREFORE, the Association hereby further amends and restates the Management Incentive Award Plan (hereinafter





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referred to as "MIAP" or the "Plan"), effective as of January 1, 1995, to read as follows:

         SECTION 1. PURPOSE. The purpose of this Plan is to provide incentive and awards to certain Management Officers of the Association who contribute to its overall growth and profitability from year to year and to aid the Association in attracting and holding competent management personnel.

         SECTION 2. DEFINITIONS. Whenever used herein, the following terms shall have the following meanings unless the context requires otherwise:

                 (a) "Annual Award" means subsequent to December 31, 1985, an award to a Participant under Section 6(a) hereof, and prior to January 1, 1986, any award made pursuant to the Plan.

                 (b) "Association" means First Federal of Michigan and on and after May 1, 1989, FirstFed Michigan, if and to the extent authorized by FirstFed Michigan; provided, however, that whenever this Plan indicates that the "Association" may or shall take any action under the Plan, such action shall be taken by First Federal of Michigan for itself and as agent for FirstFed Michigan. Notwithstanding anything herein to the contrary, in the event of the merger of FirstFed Michigan into any other corporation, such corporation shall succeed to all of the rights and responsibilities of FirstFed Michigan hereunder.





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                 (c)      "Average Treasury Bill Discount Rate" means an
average determined by dividing the sum of each of the interest auction rates established by 1-year Treasury Bill auctions throughout a given Plan Year (or Short Plan Year, if applicable) by the number of interest auction rates established during such Plan Year (or Short Plan Year, if applicable).

                 (d) "Beneficiary" means the person or persons designated by a Participant who is or may be entitled to a benefit hereunder, or the Participant's legal representatives if no such person is designated.

                 (e) "Board of Directors" means the Board of Directors of the Association.

                 (f)      "Charter One" means Charter One Financial, Inc.

                 (g) "Committee" means the Compensation Committee of the Board of Directors; provided, however, that after the Company Merger Effective Time, those persons who were on the Compensation Committee of the Association on the Company Merger Effective Time shall continue to serve as the members of the Compensation Committee until this Plan is terminated and all Awards are distributed.

                 (h)      "Common Stock" means:

                          (1) prior to May 1, 1989, the common stock, par value $0.01 per share, of the Association, and





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                          (2)     on and after May 1, 1989 and through the
         Company Merger Effective Time, the common stock, par value $0.01 per share, of FirstFed Michigan.

                 (i) "Company Merger Effective Time" means the date on which the merger between FirstFed Michigan and Charter One shall become effective, as set forth in Section 1.2 of the Merger Agreement.

                 (j)      "Compensation" means:

                          (1) For any Plan Year prior to the Plan Year in which the Company Merger Effective Time occurs, the salary paid to the Management Officer by the Association for services rendered from the 1st day of the month with respect to which he is designated to be a Participant eligible to receive an allocation from the Award Fund for such year (as provided in Section 3 hereof) through December 31 of such year, but excluding any bonuses, special compensation, pay for overtime or premium pay and excluding the Association's cost for any other public or private benefit plan, including this Plan, under rules uniformly applicable to all Participants similarly situated.

                          (2) For the Short Plan Year in which the Company Merger Effective Time occurs, the annualized salary paid to the Management Officer by the Association for services rendered computed based on salary paid from the 1st day of the month with respect to which he is designated to be a Participant eligible to receive an allocation from the Award Fund for such year (as provided in Section 3 hereof) through the Company Merger Effective Time, but excluding any bonuses, special compensation, pay for overtime or premium pay, and excluding the Association's cost for any other public or private benefit plan, including this Plan, under rules uniformly applicable to all Participants similarly situated and then divided by the number of days in such period and multiplied by 365.

                 (k)      "FirstFed Michigan" means FirstFed Michigan
Corporation.





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                 (l)      "Long-Term Award" means an award to a Participant
under Section 6(b) hereof.

                 (m) "Management Officers" means those persons employed by the Association in capacities such as Chairman of the Board of Directors, President, Vice Chairman of the Board of Directors, Executive Vice President or Senior Vice President of the Association.

                 (n) "Market Price" means the closing price of the Common Stock as reported by the National Association of Securities Dealers Automated Quotations Over-The-Counter Market (National Market Issues) or if the Common Stock is listed on a national securities exchange at such time, then the closing price on such exchange at such time, or if there is no closing price at such time, then on the next prior business day on which there was a closing price.

                 (o) "Merger Agreement" means the Agreement and Plan of Merger by and between FirstFed Michigan and Charter One.

                 (p) "Participant" means any management officer who is designated to be a Participant in the Plan as provided in Section 3 hereof.

                 (q) "Plan" means the First Federal of Michigan Management Incentive Award Plan, as described herein or hereafter amended.





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                 (r)      "Plan Year" means:

                          (1) For any period prior to the calendar year in which the Company Merger Effective Time occurs, the period beginning on January 1 and ending on December 31, and

                          (2) For the calendar year in which the Company Merger Effective Time occurs, the period beginning on January 1 of such calendar year and ending on the Company Merger Effective Time (the "Short Plan Year").

                 (s)      "Pre-tax Net Earnings" means:

                          (1) For any Plan Year other than the Short Plan Year, the consolidated net earnings (pre-Federal income tax only) of FirstFed Michigan, the Association, and FirstFed Michigan's wholly owned subsidiary corporations after all expenses, charges and losses (including extraordinary items) during such Plan Year, as reported by FirstFed Michigan on and after May 1, 1989, and the Association prior to May 1, 1989, on its audited consolidated statements of operations, plus expenses reflected as a result of this Plan.

                          (2) For the Short Plan Year, the annualized consolidated net earnings (pre-Federal income tax only) of FirstFed Michigan, the Association, and FirstFed Michigan's wholly owned subsidiary corporations after all expenses, charges and losses (including extraordinary items) during such Short Plan Year, as reported by FirstFed Michigan, plus expenses reflected as a result of this Plan, determined through the Company Merger Effective Time based on the value of the Common Stock on the Company Merger Effective Time, but modified as follows:

                                  (A) Such consolidated net earnings shall first be adjusted to disregard restructuring or other charges undertaken pursuant to Section 3.14 of the Merger Agreement and to reflect such other adjustments as may be appropriate to reflect the Short Plan Year which are consistent with methodology heretofore utilized by FirstFed Michigan, as contemplated by the Merger Agreement; and

                                  (B)      The adjusted consolidated net
                 earnings then shall be annualized by dividing such earnings by the number of days between January 1 of





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                 the Short Plan Year and the Company Merger Effective Time and
                 multiplying the result by 365 (366 for 1996, if applicable).

         Pre-tax Net Earnings shall be determined by the Committee based on the financial statements for FirstFed Michigan.

                 (t) "Retirement Plan" means the Retirement Plan for Salaried Employees of First Federal of Michigan.

                 (u) "Total Stockholders' Equity" means for any Plan Year, the amount of total stockholders' equity, including paid-in capital, capital surplus and retained earnings as of December 31 of the preceding Plan Year, as reported by FirstFed Michigan on and after May 1, 1989, and the Association prior to May 1, 1989, on its audited consolidated statements of financial condition.

         SECTION 3.       ELIGIBILITY.

                 (a) ANNUAL AWARDS. Eligibility for participation in Annual Awards shall be limited to those Management Officers whose business decisions, in the judgment of the Committee, will have a significant effect upon the performance of the Association and to such other Management Officers as the Committee may designate.

                          The Committee shall have full and exclusive power to
determine the Management Officers who shall be Participants eligible to receive Annual Awards for a Plan Year. The Committee may designate a Management Officer to be a Participant eligible to receive an Annual Award for a Plan Year at





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any time prior to or during the Plan Year.  Any such designation may, in the sole discretion of the Committee, be made retroactive to the 1st day of the Plan Year, or to the 1st day of any month thereafter. Written notice of designation as a Participant eligible to receive an allocation for the Plan Year shall be given to each Management Officer selected as soon as practicable following designation.

                          A Management Officer approved for participation
during a given Plan Year shall only be eligible to receive an Annual Award for such Plan Year. Thereafter he shall be considered an inactive Participant unless he is again designated by the Committee to be a Participant eligible to receive an Annual Award for a subsequent Plan Year.

                          At the time an Employee is designated as a
Participant, the Committee shall also determine a "Target Percentage" for such Participant, based upon his position with the Association. The Target Percentage shall denote a percentage of the Participant's Compensation during his period of eligibility, which the Participant shall have the potential of earning as an Annual Award. The Committee may change the Target Percentage of a Participant from time to time.

                          In general, whenever practical, Employees who are to
be Participants during a Plan Year shall be notified of that fact and of their Target Percentage before December 31 of the preceding Plan Year.





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                          Notwithstanding anything herein to the contrary, no
Management Officer shall be eligible for an Annual Award for any period after the Company Merger Effective Time.

                 (b) LONG-TERM AWARDS. Eligibility for participation in Long-Term Awards shall be limited to those Management Officers designated by the Committee in its sole discretion who are eligible for an Annual Award under
Section 3(a).

                          Notwithstanding anything herein to the contrary, no
Management Officer shall be eligible for a Long-Term Award for the Short Plan Year or thereafter.

         SECTION 4. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee which shall have full and exclusive power to interpret the Plan and to adopt such rules and regulations as are necessary for its administration. No Participant shall be a member of the Committee. In the event the members of the Committee are unable to come to a determination of any question, the same shall be determined by the Board of Directors. The Committee may delegate specific responsibilities it assumes under this Plan which are administrative or ministerial in nature by notifying a delegate as to the duties and responsibilities delegated.

         SECTION 5.       COMPUTATION OF THE AWARD FUND.

                 (a) PLAN YEARS PRIOR TO THE SHORT PLAN YEAR. As of the end of each Plan Year prior to the Short Plan Year, the





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Committee shall establish an Award Fund (which may be zero) to be allocated among Plan Participants as Annual and Long-Term Awards in such Plan Year, pursuant to Section 6. The amount of the Award Fund for the Plan Year shall be an amount determined in the sole discretion of the Committee, which shall not exceed the lesser of: (1) 50% of the aggregate Compensation of all Participants for such Plan Year; or (2) 2% of the amount by which the Pre-tax Net Earnings with respect to such Plan Year are in excess of the product of the Average Treasury Bill Discount Rate for the Plan Year multiplied by Total Stockholders' Equity for such Plan Year.

                 (b) SHORT PLAN YEAR. For the Short Plan Year, the Committee shall establish an Award Fund to be allocated among Plan Participants as Annual Awards in such Plan Year, pursuant to Section 6. The amount of the Award Fund for the Plan Year shall be an amount equal to the lesser of: (1) 50% of the aggregate annualized Compensation of all Participants for the Short Plan Year; or (2) 2% of the amount by which the annualized Pre-tax Net Earnings for the Short Plan Year are in excess of the product of the Average Treasury Bill Discount Rate for the Short Plan Year multiplied by Total Stockholders' Equity for such Plan Year.

         SECTION 6. MANAGEMENT INCENTIVE AWARDS. If the Pre-tax Net Earnings are sufficient to create an Award Fund, the Committee shall allocate amounts from the Award Fund to provide for Annual Awards, and for Plan Years other than the Short Plan Year, if the total of all Annual Awards is less than the Award





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Fund, the Committee may allocate amounts from the Award Fund to provide for
Long-Term Awards as follows:

                 (a)      ANNUAL AWARDS.

                          (1)     DETERMINATION OF AWARD.

                                  (A) PLAN YEARS OTHER THAN THE SHORT PLAN YEAR. For Plan years other than the Short Plan Year, the Chairman and Chief Executive Officer of the Association (or in the event of his incapacity or other inability to perform, such other Management Officer as the Committee shall designate) will make a recommendation of an Annual Award for each other Participant based on his evaluation of the performance of such Participant. The Committee will then consider the recommendation, evaluate the performance of the Association, its Chairman and Chief Executive Officer and all other Plan Participants and determine an Annual Award from the Award Fund for each Participant, which Annual Award may range from zero to not more than 150% of the Participant's Target Percentage. The Committee shall make such determination as of December 31, 1986, and as of December 31 of each Plan Year thereafter. The Annual Award for each Participant shall be expressed as a percentage of his Compensation. A Participant who terminates his employment during the Plan Year for reasons other than Retirement, Total and Permanent Disability, Early Retirement (as such terms are defined in the Retirement Plan), or death, shall not be considered a Participant designated to receive an allocation of the Award Fund for the Plan Year of his termination.

                                  (B)      THE SHORT PLAN YEAR.  For the Short
                 Plan Year, each Participant will receive a pro rata portion of the Award Fund based on the ratio that his annualized Compensation bears to the annualized Compensation of all Participants. The Annual Award for each Participant shall be determined without regard to any previously determined Target Percentage for the Participant. A Participant who terminates his employment during the Short Plan Year for reasons other than Retirement, Total and Permanent Disability, Early Retirement (as such terms are defined in the Retirement Plan), or death, shall not be considered a Participant designated to receive an allocation of the Award Fund for the Short Plan Year of his termination.





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                          (2)     PAYMENT OF ANNUAL AWARD.  An Annual Award
         shall become fixed and vested in the Participant immediately upon the Committee's receipt of the Association's final audited financial statements for the Plan Year, or its financial statements for the Short Plan Year, if applicable, with respect to which the Award is made and its final determination of the amount of the Annual Award, if applicable. Except as otherwise provided below, the Annual Award for Plan Years ending after December 31, 1986, shall be paid, in cash, to a Participant in 1 lump sum, within 60 days following the Committee's receipt of the final audited financial statements (the financial statements for the Short Plan Year) of FirstFed Michigan (the Association prior to May 1, 1989), unless the Participant elects on or before the December 31 immediately preceding the Plan Year for which the Annual Award is to be made to the Participant (or, for a person who is not designated to be a Participant until after the commencement of a Plan Year, within 30 days of notification to such person of his designation as a Participant), to have his Annual Award allocated to a Provisional Account under Section 7 hereof and to receive payment of the Annual Award and all interest earned thereon in accordance with 1 of the following 3 deferral alternatives:

                                  (A)      Payment in 1 lump sum on or about
                 the February 1 which immediately follows the end of the 3rd Plan Year following the Plan Year for which the Annual Award was made; or

                                  (B)      Payment in 1 lump sum on or about
                 the February 1 of the Plan Year following the Normal Retirement, Early Retirement, Total and Permanent Disability Retirement or termination of employment of the Participant (as such terms are defined in the Retirement Plan); or

                                  (C)      Payment in annual installments over
                 a period of not more than 15 years as specified by the Participant, such payments to commence on or about the February 1 immediately following the Plan Year of Normal Retirement, Early Retirement, Total and Permanent Disability Retirement or termination of employment of the Participant (as such terms are defined in the Retirement Plan);

         provided, however, that in no event may any Participant elect to defer the commencement date of his payments under (A), (B) or (C) later than the February 1 of the first Plan Year after the Participant attains age 70.





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                          If payment of any Annual Award with respect to Plan
Years ending after December 31, 1986, is made in installments, payment of subsequent installments shall be made on or before February 1 of the year in which such payment is due and shall include interest earned on the lowest unpaid balance in that portion of the Participant's Provisional Account related to Annual Awards during the preceding Plan Year at the Annual Rate of Interest being paid on Provisional Accounts for such preceding Plan Year under Section 7 hereof. Anything to the contrary herein notwithstanding, the Committee may require minimum annual installment payments of $500.00.

                          All Annual Awards with respect to Plan Years ending
prior to January 1, 1986, which were not forfeited prior to January 1, 1986, pursuant to the provisions of this Plan as then in effect, shall be fully vested in Plan Participants retroactive to January 1, 1986.

                          Prior to January 1, 1988, all vested Annual Awards
with respect to Plan Years ending prior to January 1, 1987, shall be payable to Plan Participants in the form and manner set forth in Section 6(a)(2) of this Plan as in effect prior to January 1, 1988, and as elected by the Participant. As soon as administratively feasible on or after January 1, 1988, each Participant's Annual Awards for all Plan Years ending prior to January 1, 1987, shall be paid to the Participant in a lump sum based upon the value of the Annual Award and interest earned thereon as of December 31, 1987. All payments shall be made





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without regard to any election made by any Participant under the terms of said
Plan to defer such amounts to a later date and without regard to the provisions of Section 6(a)(2) of the Plan as previously in effect. Each Participant, prior to receipt of any payment under this Section 6(a)(2), shall waive all rights to receive the amount paid at a later date by execution of a form provided by the Committee.

                          Prior to the Company Merger Effective Time, all
vested Annual Awards with respect to Plan Years ending prior to the Company Merger Effective Time, shall be payable to Plan Participants in the form and manner set forth in Section 6(a)(2) of this Plan as in effect prior to January 1, 1995, and as elected by the Participant. As soon as administratively feasible on or after the Company Merger Effective Time, each Participant's Annual Awards for all Plan Years (including the Short Plan Year) ending prior to or on the Company Merger Effective Time, shall be paid to the Participant in a lump sum based upon the value of the Annual Award and interest earned thereon as of the Company Merger Effective Time (as provided in Section 7). All payments shall be made without regard to any election made by any Participant under the terms of said Plan to defer such amounts to a later date and without regard to the provisions of Section 6(a)(2) of the Plan as previously in effect, provided that such Participant, prior to receipt of any payment under this Section 6(a)(2), shall waive all rights to receive the amount paid at a later date by execution of a form provided by the Committee.





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                 (b)      LONG-TERM AWARDS.

                          (1) DETERMINATION OF AWARD. In any Plan Year, other than the Short Plan Year, in which the Award Fund exceeds the total of all Annual Awards, any part or all of the excess may be allocated as a Long-Term Award by the Committee, in its sole discretion, to any 1 or more of the Plan Participants. Any Long-Term Award to be awarded with respect to a given Plan Year, other than the Short Plan Year, shall be awarded by the Committee prior to March 1 of the subsequent Plan Year. No Long-Term Awards shall be awarded with respect to the Short Plan Year or with respect to any Year occurring thereafter.

                          (2) CONVERSION OF AWARD INTO EQUITY UNITS. When any part of the Award Fund is allocated to a Participant as a Long-Term Award, it will immediately be converted by the Committee into "Equity Units" (including fractions of Units) by dividing the value of the Long-Term Award by the average Market Price of the Common Stock for each of the 4 10-day trading periods (3rd through 12th business days) following the release of the 4 (quarterly or annual) financial statements of FirstFed Michigan (the Association prior to May 1, 1989) for the Plan Year with respect to which the Long-Term Award is granted. Upon conversion of any Long-Term Award into an Equity Unit for the Participant, the Association shall establish an Equity Unit Account in its records for each Participant and shall forthwith make a memorandum credit to each Account to indicate the amount of the Equity Units and the date as of which such Equity Units were granted.

                          (3) PAYMENTS OR FORFEITURE OF LONG-TERM AWARDS. Except as otherwise provided in Section 6(b)(4), if the Participant is employed by the Association at the end of the 3-year period commencing after the Plan Year with respect to which a given Long-Term Award was granted, or if the Participant had terminated employment for reasons of Retirement, Total and Permanent Disability, or Early Retirement (as such terms are defined in the Retirement Plan) prior to expiration of such 3-year period, the value of the Participant's Equity Units with respect to such Long-Term Award shall be paid, in cash, to the Participant, in 1 lump sum, within 30 days following the end of such 3-year period, unless the Participant elected to defer receipt, as hereinafter provided. For purposes hereof, the value of a Participant's Equity Units with respect to each Long-Term Award, means the greater of the amount of the Long- Term Award at the time it was granted, or the sum of:





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                                  (A)      the product of the number of Equity
                 Units in the Participant's Equity Unit Account for such Plan Year, multiplied by the average Market Price of the Common Stock for each of the 4 10-day trading periods (3rd through 12th business days) following the release of the 4 (quarterly or annual) financial statements of FirstFed Michigan (the Association prior to May 1, 1989) for the 3rd Plan Year following the Plan Year for which the Long-Term Award was granted, plus

                                  (B) the product of the dividend paid per share on the Common Stock on all dividend dates during said 3-year period multiplied by the number of Equity Units allocable to the Participant under the Long-Term Award.

                                  A Participant may elect, on or before the
         December 31 immediately preceding the Plan Year for which a Long- Term Award may be made to the Participant (or, for a person who is not designated to be a Participant until after the commencement of a Plan Year, within 30 days of notification to such person of his designation as a Participant), but in any event an election may be made at any time prior to December 1, 1986, for any Long-Term Award made for the Plan Year ending December 31, 1986, to have the value of his Equity Units from his Long-Term Award allocated to a Provisional Account under Section 7 hereof within 30 days following the end of the 3-year period, in lieu of receipt of a cash lump sum payment and to receive payment of the Long-Term Award and all dividends allocated to Long-Term Awards in accordance with 1 of the following deferral alternatives:

                                  (A)      Payment in 1 lump sum on or about
                 the February 1 which immediately following the end of the 3rd Plan Year following the Plan Year in which the allocation to the Provisional Account was made; or

                                  (B)      Payment in 1 lump sum on or about
                 February 1 of the Plan Year following the Normal Retirement, Early Retirement, Total and Permanent Disability Retirement or termination of employment of the Participant (as such terms are defined in the Retirement Plan); or

                                  (C)      Payment in annual installments over
                 a period of not more than 15 years, as specified by the Participant, such payments to commence on or about the February 1 immediately following the Plan Year of Normal Retirement, Early Retirement, Total and Permanent Disability Retirement or termination





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                 of employment of the Participant (as such terms are defined in the Retirement Plan);

         provided, however, that in no event may any Participant elect to defer the commencement date of his payments under (A), (B) or (C) later than the February 1 of the 1st Plan Year after the Participant attains age 70.

                                  If payment is made in installments, payment
         of subsequent installments shall be made on or before the February 1 of the year in which such payment is due and shall include interest earned on the lowest unpaid balance in the Participant's Provisional Account during the preceding Plan Year at the Annual Rate of Interest being paid on Provisional Accounts for such preceding Plan Year under
         Section 7 hereof. Anything to the contrary herein notwithstanding, the Committee may require minimum annual installment payments of $500.00.

                                  In the event of the death of the Participant
         prior to his having served 3 full Plan Years after the end of the Plan Year with respect to which the Long-Term Award was granted (regardless of whether the Participant is then on Retirement, Total and Permanent Disability Retirement or Early Retirement), and in lieu of any other rights to the Long-Term Award under this Plan, the Participant's Beneficiary shall be entitled to receive an amount computed by the Committee equal to the greater of the amount of the Long-Term Award at the time it was granted, or the sum of:

                                  (A)      the product of the number of Equity
                 Units in the Participant's Equity Unit Account for such Plan Year, multiplied by the average Market Price of the Common Stock for each of the 4 10-day trading periods (3rd through 12th business days) following the release of the 4 (quarterly or annual) financial statements of the Association prior to May 1, 1989, and of FirstFed Michigan on and after May 1, 1989, for the Plan Year preceding the Participant's death, plus

                                  (B) the product of the dividend paid per share on the Common Stock on all dividend dates during the period commencing on the first day of the Plan Year following the Plan Year with respect to which the Award was made and ending on the Participant's death, multiplied by the number of Equity Units allocable to the Participant under the Long-Term Award.

                                  Except as provided in subparagraph (4) below,
         a Participant who terminates his employment for any reason not stated above, shall forfeit any Long-Term





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         Award which has not been earned because the Participant failed to serve 3 full Plan Years from the end of the Plan Year with respect to which the Long-Term Award was granted.

                          (4) CHANGE IN STOCK, ADJUSTMENT AND PAYMENT AS OF COMPANY MERGER EFFECTIVE TIME. If there is any distribution of authorized and unissued or treasury shares to the shareholders in the form of a stock dividend or stock split, then the Committee shall make the appropriate adjustment in the quantity and value of the Equity Units to reflect such distribution. If there is any other change from time to time in the number, kind, or par value of the outstanding shares of the Common Stock, or of any stock or the securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, the Committee shall determine whether any adjustment or substitution in the quantity and value of the Equity Units is necessary or appropriate; provided, however, that no adjustment shall be made for any sale by First Federal of Michigan prior to May 1, 1989, or by FirstFed Michigan on or after May 1, 1989, of shares of the Common Stock, including any sale of treasury shares, or for any purchase by First Federal of Michigan prior to May 1, 1989, or by FirstFed Michigan on or after May 1, 1989, of Common Stock as treasury shares.

                                  Notwithstanding anything herein to the
         contrary, as of the Company Merger Effective Time, all Equity Units shall be fully vested in Plan Participants. Each Plan Participant having an Equity Unit shall be paid the value of such Participant's Equity Units (determined as set forth below), in a cash lump sum payment within 60 days after the Company Merger Effective Time. All payments shall be made without regard to any election made by any Participant under the terms of the Plan to defer such amounts to a later date and without regard to the provisions of Section 6(b)(4) of the Plan as previously in effect, provided that such Participant, prior to receipt of any payment under this Section 6(b)(4), shall waive all rights to receive the amount paid at a later date by execution of a form provided by the Committee.

                                  Solely for purposes of valuing a
         Participant's Equity Units under this Section 6(b)(4), the value of an Equity Unit means the greater of the value of the Equity Unit at the time it was granted, or the sum of:

                                  (A)      the product of the number of Equity
                 Units in the Participant's Equity Unit Account for the Plan Year in which occurs the Company Merger

                 Effective Time, multiplied by the average Market Price of the Common Stock for each of the 4 10-day trading periods (3rd through 12th business days) following the release of the 4 (quarterly or annual) financial statements of FirstFed Michigan for the 4 quarterly periods immediately preceding the Company Merger Effective Time; provided, however, that if the reason for full vesting of a Participant Equity Units hereunder is a tender offer for substantially all of the Common Stock, the number of the Participant's Equity Units shall be multiplied by the tender offer price for the Common Stock, as determined in the sole discretion of the Committee, plus

                                  (B) the product of the dividend paid per share on the Common Stock on all dividend dates during the period commencing on the 1st day of the Plan Year following the Plan Year with respect to which the Award was made and ending on the Company Merger Effective Date, multiplied by the number of Equity Units allocable to the Participant under the Long-Term Award.

         SECTION 7.       PROVISIONAL ACCOUNTS.

                 (a) ESTABLISHMENT OF ACCOUNTS. If the Participant is eligible and elects to defer payment of any amount he is entitled to receive in cash, then the Association shall establish a Provisional Account in its records for such Participant and upon allocation of any Annual Award to such Participant under Section 6(a), or upon allocation of a Long-Term Award to the Participant's Provisional Account under Section 6(b)(3) or (4) of the Plan, shall forthwith make a memorandum credit to each such Account to indicate the amount of the Annual Award or Long-Term Award and the date as of which such Annual Award was made or as of which the allocation of a Long-Term Award to a Provisional Account occurred.

                 (b) ALLOCATION OF INTEREST TO PROVISIONAL ACCOUNTS. On or before January 31 of each Plan Year the Committee shall determine an "Annual Rate of Interest" to be earned by Provisional Accounts during such Plan Year. The Annual Rate of Interest so determined by the Committee shall not be more than 1 percentage point above or below First Federal of Michigan's "Cost of Interest Bearing Liabilities" as of December 31 of the preceding Plan Year, as determined by the Treasurer of the Association based upon the audited consolidated financial statements of the Association.

                          As of the last day of the Plan Year (or Short Plan
Year), the Association shall compute interest provisionally earned for such Plan Year by multiplying the balance in the Provisional Account of each Participant as of the commencement of such Plan Year by the Annual Rate of Interest for such Plan Year (and for the Short Plan Year by multiplying the result by the number of days in the Short Plan Year and dividing by 365). The interest provisionally earned shall be credited to each Provisional Account. The Provisional Account, including interest earned, plus any addition to the Provisional Account by virtue of an Annual Award made by the Association, or an allocation of a Long-Term Award to a Provisional Account for such Plan Year, shall be deemed to be the Provisional Account of such Participant throughout the following Plan Year for all purposes of this Plan.

         SECTION 8. DEATH OF A PARTICIPANT. Each Participant may from time to time file a notice designating a Beneficiary to whom the balance of his Provisional Account and the value of his Annual Awards and Long-Term Awards as determined under Section 6 shall be paid in the event of his death. Such notice shall specify the manner in which such benefits are to be paid to the designated Beneficiary, the conditions under which any particular designation shall be effective, and whether payment of the balance of his Provisional Account and the value of his Annual Awards and Long-Term Awards shall be made in a lump sum or in installments to such Beneficiary over a period of not more than 15 years in the manner provided above.

                 If no Beneficiary is designated, such amounts shall be paid to the Participant's legal representative. If no notice as to the time of distribution has been filed, the Committee will pay the balance of the amounts in a lump sum to such Beneficiary.

         SECTION 9. RIGHTS OF PARTICIPANTS. The Plan shall not in any manner be liable for or subject to or for the debts of any Participant or Beneficiary. No right or benefit at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge or encumbrance of any kind. If a Participant or Beneficiary shall attempt to or shall alienate, sell, transfer, assign, pledge or otherwise encumber his rights or benefits under the Plan or any part thereof or if by reason of his bankruptcy or other event such benefits would otherwise be received by anyone else or would not be enjoyed by him, the Committee in its discretion may terminate his interest in any such benefits and hold or apply such benefit to or for the benefit of such person, his spouse, children or other dependents, or any of them as the Committee shall determine.

                 Neither the establishment of this Plan nor any provisions of the Plan or modifications thereof shall be held or construed as giving any Participant in the Plan the right to be retained in the service of the Association and the Association expressly reserves the right to discharge any Participant whenever the interests of the Association may so require.

         SECTION 10. REPORTS. As soon as practicable after the close of the Plan Year, each Participant shall receive a report of the status of his Annual Awards, Long-Term Awards and Provisional Account as of December 31 of such year.

         SECTION 11. NOTICE. Any written notice to the Association required by any of the provisions of this Plan shall be addressed to the Committee and shall become effective when it is received.

         SECTION 12. REPRESENTATIONS AND WARRANTIES. No Management Officer shall at any time have a right to be selected to be a Participant in the Plan for any year, nor having been selected as a Participant in any year, to continue to be a Participant in any other year, and no person shall have any authority to enter into any agreement assuring such selection or making any warranty or representation with respect thereto. A Management Officer shall have no right to or interest in any Award except as set forth herein.

         SECTION 13. INDEMNIFICATION. To the extent permitted by applicable law, the Association shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a member of the Committee, against any and all losses, costs, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Association or its shareholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Association or its shareholders and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful. This right of indemnification shall not be deemed exclusive of any other rights to which any Committee member may be entitled as a matter of law or otherwise, to the extent permitted by law.

         SECTION 14. AMENDMENT AND TERMINATION. The Board of Directors shall have the power to amend the Plan or to terminate the Plan at any time; provided, however, that such power shall not affect the obligation of the Association to pay Awards under the Plan after they have been awarded.

                 Notwithstanding anything herein to the contrary, the Plan is hereby terminated effective as of the Company Merger Effective Time. Subject to any required Participant consent, Awards that are outstanding as of the Company Merger Effective Time shall be paid as soon as administratively feasible after the Company Merger Effective Time to the extent permitted in accordance with the provisions of Sections 6(a)(2) and 6(b)(4), but in no event shall such Awards otherwise be diminished or adversely affected by the termination of this Plan.

         SECTION 15. GOVERNING LAW. This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Michigan, where it is made and where it shall be enforced. Any amendment to this Plan shall be valid only if made in the State of Michigan.

         This amended and restated Plan was adopted and approved by resolution of the Board of Directors of FIRST FEDERAL OF MICHIGAN, dated August 16, 1995.
                                                              ------------


ATTEST:                           FIRST FEDERAL OF MICHIGAN



W. S. Fambrough                   By:   C. Gene Harling
----------------------------          --------------------------------------
                                        C. Gene Harling
                                      Its: Chairman of the Board, President and
                                          ----------------------------------
                                           Chief Executive Officer

                                 CERTIFICATION
                                 -------------

         I, W. Stanley Fambrough , Secretary of FIRST FEDERAL OF MICHIGAN, a corporation having its principal offices in the City of Detroit, Michigan, hereby certify that the above is a true and correct copy of the amended and restated Management Incentive Award Plan as adopted by the Board of Directors of said Association on August 16 , 1995.
                      -----------

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 21st
day of       August            , 1995.
      ----------------------


                                           W. S. Fambrough
                                           ------------------------------------
                                           Secretary